UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 15, 2008

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On July 15, 2008, OGE Energy Corp. (the “Company”) issued a press release announcing that the Company and Electric Transmission America, a joint venture of subsidiaries of American Electric Power and MidAmerican Energy Holdings Co., have formed Horizon Transmission LLC (“Horizon”) to construct high-capacity transmission line projects in western Oklahoma. The Company will own 50 percent of the Horizon joint venture. The Horizon joint venture will allow the companies to lead development of renewable wind by sharing capital costs associated with the planned transmission construction. Work on the Horizon projects is scheduled to begin in the second half of 2009 and is targeted for completion by the end of 2013. The Horizon projects are subject to creation by the Southwest Power Pool (“SPP”) of a cost allocation method that would spread costs across the SPP region. The project also requires approval from the Federal Energy Regulatory Commission. OG&E may also seek approval from the Oklahoma Corporation Commission.

The Horizon joint venture’s initial projects will include 765 kilovolt (“kV”) lines from Woodward 120 miles northwest to Guymon in the Oklahoma Panhandle and from Woodward 50 miles north to the Kansas border. An SPP study estimates cost for the two projects to be approximately $500 million. The related press release is furnished as Exhibit 99.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01	Press release dated July 15, 2008, announcing OGE Energy Corp. and Electric Transmission America announce plan to build 765 kV lines in western Oklahoma.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller, Chief Accounting Officer and Interim Chief Financial Officer

July 18, 2008

Exhibit 99.01

OGE Energy Corp. and Electric Transmission America announce plan to build 765 kV lines in western Oklahoma

Companies form Horizon Transmission LLC to aid wind power development

OGE Energy Corp. and Electric Transmission America (ETA), a joint venture of subsidiaries of American Electric Power and MidAmerican Energy Holdings Co., announced today that the companies have formed Horizon Transmission LLC to construct high-capacity transmission line projects in western Oklahoma.

“Oklahoma again has an opportunity to grow its economy while delivering a highly valued resource to our region,” said Pete Delaney, chairman, president and CEO of OGE Energy Corp. “This time, it’s the clean and renewable energy resource provided by the consistent winds present in western Oklahoma.”

OGE will own 50 percent of the Horizon Transmission LLC joint venture.

“OGE has joined with two strong and experienced partners to enable us to continue to provide stewardship over the construction, operation and maintenance of transmission critical to the development of Oklahoma’s wind resources,” Delaney said. “These extra-high voltage lines will not only help unlock the wind potential and opportunities for investment in Oklahoma, but also will provide a valuable renewable source of electricity to Oklahoma’s utility customers.”

Separately, OGE’s Oklahoma Gas & Electric (OG&E) subsidiary already is proposing to build a 345 kilovolt (kV) transmission line between Woodward and northwest Oklahoma City. That line is targeted for completion in 2010.

The new partnership announced today will allow the companies to lead development of renewable wind by sharing capital costs associated with the planned transmission construction. Work on the Horizon projects is scheduled to begin in the second half of 2009 and is targeted for completion by the end of 2013.

The Horizon projects are subject to creation by the Southwest Power Pool (SPP) of a cost allocation method that would spread costs across the SPP region. The project also requires approval from the Federal Energy Regulatory Commission (FERC). OG&E may seek approval from the Oklahoma Corporation Commission.

The Horizon partnership’s initial projects will include 765 kV lines from Woodward 120 miles northwest to Guymon in the Oklahoma Panhandle and from Woodward 50 miles north to the Kansas border. An SPP study estimates cost for the two projects at about $500 million.

All the projects underscore the role of Woodward as an important hub of wind generation, forming the intersection of key transmission facilities capable of collecting power generated by wind and transporting it to markets both within and outside the region.

“The Horizon Partnership, by combining the strength of both organizations, is well positioned to build this complex transmission infrastructure. OG&E will contribute its expertise in right of way, operations and maintenance while AEP will provide engineering design and construction oversight,” Delaney said. “Through Horizon Transmission LLC, we intend to expedite completion of these projects while avoiding the burden of stand-alone capital costs associated with constructing 765 kV transmission.”

In May, ETA formed a similar joint venture with Westar Energy Inc. to build 765 kV lines between Spearville, Kan., and the Oklahoma border north of Woodward. That project, named Prairie Wind Transmission LLC, is proposing to build approximately 230 miles of transmission facilities from Wichita, Kan., west to near Dodge City, Kan., and then south to the Kansas/Oklahoma border near Medicine Lodge, Kan. The estimated cost of that project is $600 million.

The Horizon Transmission and Prairie Wind Transmission projects encompass the first two segments of the Extra-High-Voltage Overlay Study plan released in March by the SPP.

More about MidAmerican Holdings Co. and American Electric Power

MidAmerican Energy Holdings Co., based in Des Moines, Iowa, is a global provider of energy services. Through its energy-related business platforms, MidAmerican provides electric and natural gas service to more than 6.9 million customers worldwide. MidAmerican Energy Holdings Company subsidiaries PacifiCorp and MidAmerican Energy Company own and operate more than 18,000 miles of electric transmission lines.

American Electric Power (NYSE: AEP) is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP ranks among the nation's largest generators of electricity, owning nearly 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation's largest electricity transmission system, a nearly 39,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP's utility units include Public Service Company of Oklahoma. AEP's headquarters are in Columbus, Ohio.

Some of the matters discussed in this announcement may contain forward-looking statements that are subject to certain risks, uncertainties and assumptions. Risk factors are listed in the reports filed by the Company with the Securities and Exchange Commission including Risk Factors and Exhibit 99.01 to the Company's Form 10-K for the year ended Dec. 31, 2007.